Exhibit 10.4

NOTICE OF DIRECTOR’S RESTRICTED STOCK UNIT AWARD

DAILY JOURNAL CORPORATION

Unless otherwise defined herein, capitalized terms used in this Notice of Restricted Stock Unit Award (this “Notice of Grant”) shall have the same meanings ascribed to them in the Daily Journal Corporation (the “Company”) 2024 Equity Incentive Plan (the “Plan”). These restricted stock units (“RSUs”) are not technically awarded under the Plan, but the terms of the Plan shall apply mutatis mutandis.

The Participant named below has been granted an award of RSUs subject to the terms and conditions attached hereto as Annex A (the “RSU Agreement”). Each RSU represents the right to receive the value of one share of the Company’s Common Stock, or, upon approval by the Company’s stockholders, one actual share of the Company’s Common Stock (a “Share”). The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

Participant Name:

Address:

Number of RSUs:

Board Grant Date:

Vesting Commencement Date:

Vesting: The RSUs shall become fifty percent (50%) vested on each of the first two anniversaries of the Vesting Commencement Date (each such date, a “Vesting Date”); provided that the Participant remains a director of the Company through each such Vesting Date.

Settlement: Except as otherwise provided herein, each vested RSU shall be settled in cash; provided, however, that upon approval of settlement in Shares by the Company’s stockholders, each vested RSU shall be settled in Shares. Either way, settlement shall occur as soon as practicable following the applicable Vesting Date, but in all cases no case later than March 15 of the calendar year following the applicable Vesting Date.

Termination of Service: If, prior to the final Vesting Date, the Participant ceases to be a director of the Company for any reason other than a Change in Control, then all unvested RSUs shall be cancelled immediately after such termination and the Participant shall not be entitled to receive any payments with respect thereto. Upon a Change in Control, the vesting of all unvested RSUs shall accelerate.

No Dividends: The Participant’s account shall not be credited with any Dividend Equivalents with respect to the RSUs.

Miscellaneous: By the Participant’s acceptance hereof (whether written, electronic or otherwise), the Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents related to this grant whether via the Company’s intranet or its Diligent portal, or such other means of electronic delivery specified by the Company.

PARTICIPANT	DAILY JOURNAL CORPORATION

By:
Name:	Name:
Title:

Date:	Date

ANNEX A

DIRECTOR’S RESTRICTED STOCK UNIT AGREEMENT

DAILY JOURNAL CORPORATION

The Participant has been granted restricted stock units (“RSUs”), subject to the terms, restrictions and conditions of the Notice of Restricted Stock Unit Award (the “Notice of Grant”) and this Restricted Stock Unit Agreement, including the Country Appendix, if any (this “Agreement”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meanings given to them in the Company’s 2024 Equity Incentive Plan (the “Plan”). The RSUs are not technically awarded under the Plan, but the terms of the Plan shall apply to the RSUs and this Agreement mutatis mutandis.

1.	Taxes.

(a)    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs or the underlying Shares, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or Dividend Equivalents; and (ii) does not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, he or she acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.

(b)    Tax Withholding. In this regard, the Participant authorizes the Company and its Affiliates, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with respect to all Tax-Related Items by one or a combination of the following:

(i)    withholding from the Participant’s cash compensation payable to the Participant by the Company or its Affiliates;

(ii)    withholding Shares that otherwise would be issued to the Participant when the Participant’s RSUs are settled;

(iii)    withholding from proceeds of the sale of Shares, through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);

(iv)    requiring the Participant to make a payment in cash or by check;

(v)    any other method of withholding approved by the Company and to the extent required by Applicable Laws or the Plan, approved by the Administrator; or

(vi)    under such rules as may be established by the Administrator and in compliance with the Company’s code of ethics, if applicable; provided, however, that, unless otherwise determined by the Administrator, if the Participant is subject to Section 16 under the Exchange Act at the time of the withholding, then the method of withholding shall be through a withholding of Shares under (ii) above.

The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate for the Participant’s jurisdiction(s). If the maximum applicable rate for the Participant’s jurisdiction(s) is used in connection with the withholding methods described in (ii) or (iii) above, the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. If the withholding obligation for Tax-Related Items is satisfied by withholding in Shares as described in (ii) above, for tax purposes, the Participant will be deemed to have received the full number of Shares, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the Tax-Related Items.

The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

2.	Rights as a Stockholder.

The Participant shall not be deemed for any purpose, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares underlying the RSUs unless, until and to the extent that (a) the Company shall have issued and delivered to the Participant the Shares underlying the vested RSUs and (b) the Participant’s name shall have been entered as a stockholder of record with respect to such Shares on the books of the Company. The Company shall cause the actions described in clauses (a) and (b) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with Applicable Laws.

3.	Incorporation by Reference, Etc.

The Notice of Grant is hereby incorporated by reference, and the provisions of the Plan are hereby incorporated herein by reference mutatis mutandis. Except as otherwise expressly set forth herein or in the Notice of Grant, this Agreement and the Notice of Grant shall be construed in accordance with the terms of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the terms of Plan. The Administrator shall have final authority to interpret and construe the terms of the Plan, the Notice of Grant and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions related to the RSUs. Without limiting the foregoing, the Participant acknowledges that the RSUs and any Shares acquired upon settlement of the RSUs are subject to the terms of the Plan under which, in certain circumstances, an adjustment may be made to the number of the RSUs and any Shares acquired upon settlement of the RSUs.

4.	Compliance with Applicable Laws.

The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all Applicable Laws. The Administrator shall have the right to impose such restrictions on the RSUs as it deems reasonably necessary or advisable under applicable Federal or non-U.S. securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky, state securities or non-U.S. exchange control or other laws applicable to such Shares. It is expressly understood that the Administrator is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. The Participant agrees to take all steps the Administrator or the Company determines are reasonably necessary to comply with all Applicable Laws in exercising his or her rights under this Agreement.

5.	Nature of Grant.

By accepting the RSUs, the Participant acknowledges, understands and agrees that:

(a)    the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(b)    all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(c)    the RSUs grant shall not create a right to any service relationship with the Company;

(d)    unless otherwise agreed with the Company in writing, the Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary of the Company;

(e)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty; and

(f)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the failure of the Participant to remain a director of the Company or pursuant to Section 6 of this Agreement.

6.	Clawback.

The RSUs and/or the Shares acquired upon settlement of the RSUs shall be subject (including on a retroactive basis) to clawback, recoupment, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement) to the extent required by the Company’s Clawback Policy or Applicable Laws (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

7.	Miscellaneous.

Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

Amendment. The Administrator at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights of the Participant shall not be materially adversely affected without the Participant’s written consent.

Waiver. Any right of the Company or its Affiliates contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code and shall be interpreted accordingly. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole reasonable discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 7(d) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs or the Shares underlying the RSUs will not be subject to interest and penalties under Section 409A of the Code.

General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by nationally recognized overnight courier, or by first-class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:

(i)	if to the Company, to:

Daily Journal Corporation
915 East First Street
Los Angeles, CA 90012

Attention: Chief Financial Officer

(ii)	if to the Participant, to the Participant’s home address on file with the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal delivery, on the date of such delivery, in the case of nationally recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested. Notices delivered to the Participant via e-mail or the Diligent portal shall be deemed to have been delivered when sent or posted, as applicable.

Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Insider Trading/Market Abuse. The Participant acknowledges that, depending on the applicable jurisdictions, including the United States and the Participant’s jurisdiction, the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares (e.g., phantom awards, futures, Dividend Equivalents) during such times as the Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party and (b) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s code of ethics.

Fractional Shares. In lieu of issuing a fraction of a Share, if applicable, the Company shall be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

Beneficiary. To the extent permitted by the Administrator, the Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no beneficiary is designated (or permitted to be designated), if the designation is ineffective, or if the beneficiary dies before the balance of the Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, the Participant’s beneficiary shall be determined under applicable state (or other) law if such state (or other) law does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 7(l).

Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company or any of its Affiliates and their successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

Limitation of Liability. The Participant agrees that any liability of the officers, the Committee, the Board and the Administrator to the Participant under this Agreement shall be limited to those actions or failure to take actions which constitute self-dealing, willful misconduct or recklessness.

Governing Law; Waiver of Jury Trial. This Agreement will be governed by, and construed in accordance with, the laws of the State of South Carolina, as such laws are applied to contracts entered into and performed in such State. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

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